UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2020

AMC ENTERTAINMENT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33892	26-0303916
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		Number)

One AMC Way

11500 Ash Street, Leawood, KS 66211

(Address of principal executive offices, including zip code)

(913) 213-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock	AMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01. Other Events.

The Company has provided the following update:

Reference to Prior Update

In providing this update, reference is made to the Company’s prior update contained in its Current Report on Form 8-K, dated September 24, 2020 (the “Prior Update”), including the risk factors contained in and referred to in Exhibit 99.1 thereto (collectively, the “Risk Factors”). This update should be read together with the Prior Update and the Risk Factors, both of which are incorporated by reference herein.

Ongoing Developments

The Company has provided the following operating update:

•	As of October 9, 2020, the Company had resumed operations at 494 of its 598 U.S. theatres, with limited seating capacities of between 20% and 40%, representing approximately 83% of the U.S. theatres and 77% of 2019 U.S. same-theatre revenue.

•	Since the resumption of operations in its U.S. markets, the Company has served more than 2.2 million guests as of October 9, 2020, representing a same-theatre attendance decline of approximately 85% compared to the same period a year ago.

•	The remaining 17% of the U.S. theatres left to reopen are primarily located in California, Maryland, New York, North Carolina, and Washington State, and include some of the Company’s most productive theatres, representing approximately 23% of 2019 U.S. revenue. Twenty-five theatres in North Carolina and Washington State are scheduled to reopen on October 16, 2020. The Company has an active dialogue with local and state government officials in the remaining states, however, there is limited visibility around the timing for resumption of theatre operations in these locales.

•	As of October 9, 2020, the Company had resumed operations at 308 leased and partnership international theatres. This represents approximately 86% of the Company’s international theatres and approximately 90% of 2019 international same-theatre revenue. Since the resumption of operations in its International markets on June 3, 2020, the Company’s theatres have served more than 5.2 million guests as of October 9, representing a same-theatre attendance decline of approximately 74% compared to the same period a year ago.

Since the Prior Update, our industry and business have continued to be affected by significant developments, including:

•	Major movie releases that were previously scheduled to be released in the fourth quarter have either been rescheduled for 2021 or slated for direct to streaming in lieu of a theatrical release, leaving a reduced slate of movie releases for the remainder of the year, and release dates may continue to move.

•	Certain competitors have decided to temporarily reclose their theatres in light of the ongoing pandemic and the reduced slate of movie releases, which may further exacerbate the trend described above.

•	In response to the current low attendance levels, the Company has made adjustments to theatre operating hours to align screen availability and associated theatre operating costs with attendance levels for each theatre.

Liquidity

The Company believes its cash burn to date is in line with the Prior Update. However, given the reduced movie slate for the fourth quarter, in the absence of significant increases in attendance from current levels or incremental sources of liquidity, at the existing cash burn rate, the Company anticipates that existing cash resources would be largely depleted by the end of 2020 or early 2021. Thereafter, to meet its obligations as they become due, the Company will require additional sources of liquidity or increases in attendance levels. The required amounts of additional liquidity are expected to be material.

The Company continues to explore potential sources of additional liquidity, including:

•	additional debt and equity financing; to date, the Company has raised approximately $37.8 million through its at-the-market offering of approximately 9.0 million shares of its Class A common stock;

•	further renegotiations with landlords regarding its lease payments;

•	potential asset sales;

•	joint-venture or other arrangements with existing business partners; and

•	minority investments in our capital stock.

There is a significant risk that these potential sources of liquidity will not be realized or that they will be insufficient to generate the material amounts of additional liquidity that would be required until the Company is able to achieve more normalized levels of operating revenues. The Company’s cash burn is impacted by, among other things, the timing of resumption of theatre operations, including with respect to some of our most productive theatres which remain closed, the timing of movie releases and the slate of future releases, theatre attendance levels, landlord negotiations and minimum lease payments, costs associated with the AMC Safe and Clean initiative, and food and beverage receipts.

It is very difficult to estimate our liquidity requirements and future cash burn rates, and depending on the assumptions used regarding the timing and ability to achieve more normalized levels of operating revenue, the estimates of amounts of required liquidity vary significantly. There can be no assurance that the assumptions used to estimate our liquidity requirements and future cash burn will be correct, or that we will be able to achieve more normalized levels of attendance described above, which are materially higher than our current attendance levels, and our ability to be predictive is uncertain due to the unknown magnitude and duration of the COVID-19 pandemic. See “Risks Related to Our Business – The COVID-19 pandemic has disrupted our business and will continue to adversely affect our business, theatres, results of operations and liquidity” and “– Our substantial level of indebtedness and our current liquidity constraints could adversely affect our financial condition and our ability to service our indebtedness, which could negatively impact your ability to recover your investment in the common stock,” as well as the additional risks contained in and referred to in Risk Factors. The foregoing statements regarding liquidity are forward-looking statements that should also be read together with the Cautionary Statement Regarding Forward-Looking Statements contained in the Company’s Prospectus Supplement, dated September 24, 2020 and filed pursuant to Rule 424(b)(5), which cautionary language is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMC ENTERTAINMENT HOLDINGS, INC.

Date: October 13, 2020	By:	/s/ Sean D. Goodman
Sean D. Goodman
Executive Vice President and Chief Financial Officer